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                                                                   EXHIBIT 11.1




             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                           NINE MONTHS ENDED
                                              YEAR ENDED JULY 31,              APRIL 30,
                                         -----------------------------   ---------------------
                                           1994      1995       1996       1996         1997
                                         -----------------------------------------------------
Primary                                  650,000    650,000    650,000    650,000      650,000
Average shares outstanding
Net effect of dilutive stock options
  based on the treasury stock method      55,442     55,442     55,442     55,442       55,442
Assumed conversion of redeemable,
  convertible preferred stock            118,182    118,182    170,635    118,182      650,000
                                         -----------------------------------------------------
Total                                    823,624    823,624    876,077    823,624    1,355,442
Net income                                89,629      8,139     65,998     66,507      304,801
Accretion of preferred stock to
  redemption value                            --         --     (1,062)        --       (9,555)
                                         -----------------------------------------------------
                                         $89,629     $8,139    $64,936    $66,507     $295,246
                                         -----------------------------------------------------

Per share amount                            $.11       $.01       $.07       $.08         $.22
                                         -----------------------------------------------------

Fully Diluted
Average shares outstanding               650,000    650,000    650,000    650,000      650,000
Net effect of dilutive stock options
  based on the treasury stock method      55,442     55,442     55,442     55,442       55,442
Assumed conversion of redeemable,
  convertible preferred stock            118,182    118,182    170,635    118,182      650,000
                                         -----------------------------------------------------
Total                                    823,624    823,624    876,077    823,624    1,355,442
Net income                                89,629      8,139     65,998     66,507      304,801
Accretion of preferred stock to
  redemption value                            --         --     (1,062)        --       (9,555)
                                         -----------------------------------------------------
                                         $89,629     $8,139    $64,936    $66,507     $295,246
                                         -----------------------------------------------------

Per share amount                            $.11       $.01       $.07       $.08         $.22
                                         -----------------------------------------------------
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